UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event
reported):  March 30, 2007

CWHEQ Home Equity Loan Trust, Series 2007-S2
(Exact name of the issuing entity)
Commission File Number of the issuing entity:  333-132375-22

CWHEQ, INC.
(Exact name of the depositor as specified in its charter)
Commission File Number of the depositor: 333-132375

Countrywide Home Loans Inc.
(Exact name of the sponsor as specified in its charter)

Delaware	87-0698310
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

4500 Park Granada Calabasas, California (Address of Principal Executive Offices of the Depositor)	91302 (Zip Code)

The depositor’s telephone number, including area code (818) 225-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any following provisions (see General Instruction A.2. below):

[  ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b)

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8	Other Events

Item 8.01	Other Events.

On March 30, 2007, CWHEQ, Inc. (the “Company”) entered into a Pooling and Servicing Agreement dated as of March 1, 2007 (the “Pooling and Servicing Agreement”), by and among the Company, as depositor, Countrywide Home Loans, Inc., as a seller (“CHL”), Park Granada LLC, as a seller (“Park Granada”), Park Monaco, Inc., as a seller (“Park Monaco”), Park Sienna LLC, as a seller (“Park Sienna” and, together with CHL, Park Granada and Park Monaco, the “Sellers”), Countrywide Home Loans Servicing LP, as master servicer (the “Master Servicer”) and The Bank of New York, as trustee (the “Trustee”), providing for the issuance of the Home Equity Loan Asset Backed Certificates, Series 2007-S2.

Mortgage Loan Statistics

The tables attached hereto as Exhibit 99.1 describe characteristics of the final mortgage pool following the transfer by the Sellers to the Company of all Subsequent Mortgage Loans during the Funding Period.  Unless the context of a table in Exhibit 99.1 indicates otherwise, the Characteristics of the Initial Mortgage Loans are as of the Initial Cut-off Date and the characteristics of the Subsequent Mortgage Loans are as of the related Subsequent Cut-off Date.  All percentages set forth below have been calculated based on the principal balance of the Mortgage Loans in the final mortgage pool as of the related Cut-off Date.  The sum of the columns may not equal the respective totals due to rounding.

____________________________
*           Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Prospectus dated November 15, 2006 and the Prospectus Supplement dated March 29, 2007 of CWHEQ, Inc., relating to its Home Equity Loan Asset Backed Certificates, Series 2007-S2.

Section 9                Financial Statements and Exhibits

Item 9.01                 Financial Statements and Exhibits.

(a)	Financial statements of business acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Exhibits.

99.1	Collateral Tables.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the depositor has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CWHEQ, INC.

By: /s/ Darren Bigby
      Name: Darren Bigby
      Title: Vice President

Dated:  May 4, 2007

Exhibit Index

Exhibit	Page

99.1 Collateral Tables	A-1